UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2021

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Block B-5, 20/F, Great Smart Tower, 230 Wanchai Rd, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

__________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2021, Verde Resources, Inc. (the “Company”), through its wholly-owned subsidiary Gold Billion Global Limited (“GBL”), a company incorporated under the laws of the British Virgin Islands, entered into a Sale and Purchase Agreement (the “S&P Agreement”) with Borneo Energy Sdn Bhd (“Borneo Energy”), a company incorporated under the laws of the Malaysia, to acquire from Borneo Energy the assets of its biofraction plant and the right to use its licensed intellectual property known as “Catalytic Biofraction Process” in the state of Sabah, Malaysia.

Under the terms of the S&P Agreement, the consideration for the acquisitions shall be satisfied in full by the issuance of 166,666,667 shares of the Company’s restricted common stock at the price per share of $0.03. The completion of the S&P Agreement is subject to all such acts necessary, including but not limited to stock taking, auditing and due diligence exercise to ascertain the valuation of the assets of the biofraction plant and the right to use the licensed intellectual property in Sabah, Malaysia.

On May 12, 2021, the Company, through its wholly-owned subsidiary GBL, entered into a Share Sale Agreement in relation to acquisition of the entire issued and paid-up share capital of Bio Resources Limited (the “Share Sale Agreement”) with Taipan International Limited, a company incorporated under the laws of the Labuan, and Borneo Resources Limited, a company incorporated under the laws of the Labuan, and other individuals.

Bio Resources Limited (“BRL”) is the beneficial and/or registered proprietor of the intellectual property known as “Catalytic Biofraction Process”, which is a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degC to 500 degC to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like the palm biomass wastes is used as feedstock.

Under the terms of the Share Sale Agreement, the acquisition of the entire issued and paid-up share capital of BRL, through the Company’s wholly-owned subsidiary GBL, shall be satisfied by the issuance of 321,500,000 shares of the Company’s restricted common stock, par value $0.001 per share (the “Common Stock”) at a price per share of $0.03, and the issuance of promissory notes with a two-year term period for the amount of $20,355,000. The completion of the Share Sale Agreement is subject to all such acts necessary, including but not limited to stock taking, auditing and due diligence exercise to ascertain the valuation of BRL.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Share Sale Agreement and the S&P Agreement described in item 1.01 above, the Company will issue a total of 488,166,667 shares of the Company’s restricted common stock. The shares were not registered in reliance on exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or conterminous public offerings of the securities by the Company; and (d) the negotiations for the sale of the stock took place directly between the offeree and the Company. No underwriters or agents were used in this transaction and no commissions or finder’s fees were paid.

Item 9.01 Financial Statements and Exhibits

The S&P Agreement and the Share Sale Agreement are attached hereto as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: May 13, 2021

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